EXHIBIT 23.1


                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33---) pertaining to the Amended and Restated 1994 Stock Plan of Micro-Integration Corp. of our report dated June 1, 1998, with respect to the consolidated financial statements and schedule of Micro-Integration Corp. included in its Annual Report (Form 10-KSB) for the year ended March 31, 1998 filed with the Securities and Exchange Commission.


/s/ ERNST & YOUNG LLP

ERNST & YOUNG LLP

Baltimore, Maryland
September 15, 1998